Exhibit 3.1

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
Office of the Secretary of State
Corporations Division
148 W. River Street
Providence, Rhode Island 02904-2615
(401) 222-3040

INSTRUCTIONS FOR FILING

RESTATED ARTICLES OF INCORPORATION

Section 7-1.2-906 of the General Laws of Rhode Island, 1956, as amended

The attached form is designed to meet minimal statutory filing requirements pursuant to the relevant statutory provision. This form and the information provided are not substitutes for the advice and services of an attorney and/or tax specialist.

1.
In order to procure a Restated Certificate of Incorporation, a corporation shall file Restated Articles of Incorporation (Form No. 102) with the Office of the Secretary of State, Corporations Division, at the above address. When the Articles are completed, signed and submitted with the correct filing fee, a Restated Certificate of Incorporation shall be issued.

2.
The Restated Articles of Incorporation must set forth, without change, the corresponding provisions of the articles of incorporation, as previously amended, together with the designated amendments, if any. Upon filing, or upon the effective date, the Restated Articles will supersede the original Articles of Incorporation and all amendments thereto.

3.
Upon filing the Restated Articles of Incorporation, the corporation must be in good standing and current with the filing of its annual reports and the maintenance of its registered agent and its registered office in this state.

4.	As required by Section 7-1.2-105 of the General Laws, all fees and taxes of the corporation must be paid upon filing the Restated Articles of Incorporation.

5.
The Restated Articles of Incorporation must be accompanied by a filing fee of $70.00, and payment should be made payable to the Rhode Island Secretary of State.However, a license fee will also be due and payable if the Corporation is increasing its authorized shares. Please call the Corporations Division at the above telephone number for the appropriate fee.

6.	The Restated Articles of Incorporation must be signed by an authorized officer of the corporation.

If you have any questions, please call us at (401) 222-3040, Monday through Friday, between 8:30 a.m. and 4:30 p.m.

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS Office of the Secretary of State Corporations Division 148 W. River Street Providence, Rhode Island 02904-2615

BUSINESS CORPORATION

RESTATED ARTICLES OF INCORPORATION

Pursuant to the provisions of Section 7-1.2-906 of the General Laws of Rhode Island, 1956, as amended, the undersigned corporation adopts the following Restated Articles of Incorporation:

1.	The name of the corporation is Capital Properties, Inc.

2.
The shareholders of the corporation (or, where no shares have been issued, the board of directors of the corporation) on April 23, 2013 , in the manner prescribed by Chapter 7-1.2-903 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

(Briefly describe amendments in space below. If there are no such amendments, state “None”.)

To amend the Corporation’s Restated Articles of Incorporation to provide as follows:

(i)	To eliminate those provisions with respect to qualification as a real estate investment trust;

(ii)	That there shall be only one class of common stock outstanding; and

(iii)	That the rules relating to number, election, resignation, removal, death and powers of directors shall reflect that there will be only one class of common stock outstanding.

3.
The attached restated articles of incorporation correctly set forth without change the corresponding provisions of the articles of incorporation, as previously amended, and that the restated articles of incorporation, together with the designated amendments, if any, supersede the original articles of incorporation and all previous amendments to the articles of incorporation.

4.	As required by Section 7-1.2-105 of the General Laws, the corporation has paid all fees and taxes.

5.	These Restated Articles of Incorporation shall be effective upon filing unless a specified date is provided which shall be no later than the 90th day after the date of this filing

Under penalty of perjury, I declare and affirm that I have examined these Restated Articles of Incorporation, including any accompanying attachments, and that all statements contained herein are true and correct.

                                  /s/ Robert H. Eder
                                  __________________________________________________________
                                  Signature of Authorized Officer of the Corporation

                                  Robert H. Eder, President

Date:
        Type or Print Name of Authorized Officer

RESTATED
ARTICLES OF INCORPORATION
OF

CAPITAL PROPERTIES, INC.

FIRST:   The name of the corporation is Capital Properties, Inc.

SECOND:  The period of its duration is perpetual.

THIRD:    The specific purpose or purposes which the Corporation is authorized to pursue are:

(a)   Purposes and Powers. The purpose or purposes which the Corporation is authorized to pursue are to buy, sell, hold and otherwise deal in real estate and the shares of stock and other securities of any other corporation or corporations, and to conduct any and all lawful business for which corporations may be incorporated under the Rhode Island Business Corporation Act (as amended or supplemented from time to time, [the "RIBCA"]). The foregoing purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other provision of the Corporation's Articles of Incorporation (as amended, restated or supplemented from time to time, the "Charter"), and each shall be regarded as independent. The foregoing purposes are also to be construed as powers of the Corporation, and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Rhode Island.

FOURTH:    The aggregate number of shares which the Corporation has authority to issue is:

I. Authorized Stock

(a)The total number of shares of stock of all classes of stock that the Corporation shall have the authority to issue is Ten Million (10,000,000) of $.01 par value per share of Class A common stock. Effective upon the filing of these restated Articles all Class B common stock now outstanding shall be immediately converted into an equivalent number of shares of Class A common stock. To the extent permitted by Rhode Island law, the Board of Directors, without any action by the shareholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of Common Stock or the number of shares of Common Stock of any class or series that the Corporation has authority to issue.

II. Dividends, Rights on Liquidation and Voting

(a)            Dividend Rights. The holders of shares of Class A Common Stock shall be entitled to receive such equal dividends as may be authorized by the Board of Directors out of assets legally available therefor.

(b)            Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Class A Common Stock shall be entitled to receive, ratably with each other holder of shares of Class A Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Class A Common Stock as the number of shares of Class A Common Stock held by such holder bears to the total number of shares of Class A Common Stock then outstanding.

(c)            Voting Rights. The holders of shares of Class A Common Stock shall be entitled to vote on all matters submitted to the holders of Common Stock for a vote, at all meetings of the shareholders, and each holder of shares of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held by such shareholder.

III. Dividends or Distributions

The Directors may from time to time authorize the payment to shareholders of Class A Common Stock of such dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or from any other source as the members of the Board of Directors of the Corporation in their discretion shall determine.

IV. Issuance of Stock

The Board of Directors may authorize the issuance from time to time of shares of Class A Common Stock, whether now or hereafter authorized, or securities or rights convertible into shares of Class A Common Stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split, reverse share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in the By-laws.

FIFTH:    Existing provisions, if any, dealing with the preemptive right of shareholders pursuant to § 7-1.2-613 of the General Laws, 1956, as amended:

No holder of any Class A Common Stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for or purchase any unissued or treasury stock or any other securities of the Corporation, except as otherwise provided by the Board of Directors or as may be provided otherwise by contract.

SIXTH:    Existing provisions, if any, for the regulation of the internal affairs of the Corporation are:

I.Board of Directors

    (a)          Number. The number of Directors of the Corporation shall be six (6), which number may be increased or decreased pursuant to the By-laws; provided, however, that the number of Directors shall never be more than twelve (12) nor less than three (3). Each Director shall serve until the next annual meeting of shareholders and until his or her successor is elected and qualifies. Any vacancy in the Board of Directors caused by increase in the number of Directors shall be filled by the Board of Directors and any such director shall serve until the next annual meeting of the shareholders.

(b) Election. At each annual meeting of shareholders, the Director(s) will be elected to hold office for a term expiring at the next annual meeting by a vote of a plurality of all the votes cast on the matter at a meeting of shareholders at which a quorum is present. No cumulative voting in the election of Directors is permitted. Each Director will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualifies. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled by the affirmative vote of a plurality of all the votes of holders of Class A Common Stock voting to fill a vacancy cast on the matter at a meeting of shareholders or by a majority of the remaining Directors then in office, as the case may be, or by consent vote of the shareholders of the Class A Common Stock.

(c) Resignation, Removal or Death. Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice. A Director may be removed from office without cause at a meeting of the shareholders called for that purpose or by written consent of the shareholders.

(d) Powers. Subject to the express limitations herein or in the By-laws, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors shall have and may exercise all the rights, powers and privileges of the Corporation except those that are, by law, this Charter or the By-laws, conferred upon or reserved to the shareholders.

II     Indemnification

(a) A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the Director's duty as a Director, except for (i) liability for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability imposed pursuant to the provisions of Section 811 of the RIBCA, or (iv) liability for any transaction (other than transactions approved in accordance with Section 807 of the RIBCA) from which the Director derived an improper personal benefit. If the RIBCA is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent so permitted. Any repeal or modification of this provision by the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing prior to such repeal or modification.

(b) The Directors of the Corporation may include provisions in the By-laws, or may authorize agreements to be entered into with each Director, officer, employee or other agent of the Corporation (an "Indemnified Person"), for the purpose of indemnifying an Indemnified Person in the manner and to the extent permitted by the RIBCA. In addition to the authority conferred upon the Directors of the Corporation by the foregoing paragraph, the Directors of the Corporation may include provisions in its By-laws, or may authorize agreements to be entered into with each Indemnified Person, for the purpose of indemnifying such person in the manner and to the extent provided herein:

(i) The By-law provisions or agreements authorized hereby may provide that the Corporation shall, subject to the provisions of this Article, pay, on behalf of an Indemnified Person any Loss or Expenses arising from any claim or claims which are made against the Indemnified Person (whether individually or jointly with other Indemnified Persons) by reason of any Covered Act of the Indemnified Person.

(A) For the purposes of this Article, when used herein:

"Covered Act" means any act or omission of an Indemnified Person in the Indemnified Person's official capacity with the Corporation and while serving as such or while serving at the request of the Corporation as a member of the governing body, officer, employee or agent of another corporation, including, but not limited to corporations which are subsidiaries or affiliates of the Corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

"Directors" means any or all of the directors of the Corporation or those one or more shareholders or other persons who are exercising any powers normally vested in the board of directors;

"Expenses" means any expenses incurred in connection with the defense against any claim for Covered Acts, including, without being limited to, legal, accounting or investigative fees and expenses or bonds necessary to pursue an appeal of an adverse judgment; and

"Loss" means any amount, which an Indemnified Person is legally obligated to pay for any claim for Covered Acts and shall include, without being limited to, damages, settlements, fines, penalties or, with respect to employee benefit plans, excise taxes;

(ii) The By-law provisions or agreements authorized hereby may cover Loss or Expenses arising from any claims made against a retired Indemnified Person, the estate, heirs or legal representative of a deceased Indemnified Person or the legal representative of an incompetent, insolvent or bankrupt Indemnified Person, where the Indemnified Person was an Indemnified Person at the time the Covered Act upon which such claims are based occurred.

(iii) Any By-law provisions or agreements authorized hereby may provide for the advancement of Expenses to an Indemnified Person prior to the final disposition of any action, suit or proceeding, or any appeal therefrom, involving such Indemnified Person and based on the alleged commission by such Indemnified Person of a Covered Act, subject to an undertaking by or on behalf of such Indemnified Person to repay the same to the Corporation if the Covered Act involves a claim for which indemnification is not permitted under subsection (iv) below, and the final disposition of such action, suit, proceeding or appeal results in an adjudication adverse to such Indemnified Person.

(iv) The By-law provisions or agreements authorized hereby may not indemnify an Indemnified Person from and against any Loss, and the Corporation shall not reimburse for any Expenses, in connection with any claim or claims made against an Indemnified Person which the Corporation has determined to have resulted from: (1) any breach of the Indemnified Person's duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (3) action contravening Section 811 of the RIBCA; or (4) a transaction (other than a transaction approved in accordance with Section 807 of the RICBA) from which the person seeking indemnification derived an improper personal benefit.

(v) The agreements authorized hereby may contain such other terms and conditions, consistent with the provisions of this section, as the Board of Directors determines to be necessary or desirable.

III. Limitation of Liability

To the fullest extent permitted under the RIBCA as in effect on the date of filing these Restated Articles of Incorporation or as the RICBA is thereafter amended from time to time, no Director or officer of the Corporation shall be liable to the Corporation or its shareholders for money damages. Neither the amendment or the repeal of this Article, nor the adoption of any other provision in this Charter inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

IV. Action by Written Consent

Pursuant to Section 7-1.2-707(b)(1) of the RICBA, and except for actions pursuant to Section 7-1.2-1002, 7-1.2-1102 of the RICBA, whenever the vote of the shareholders at a meeting thereof is required or permitted to be taken for and in connection with any corporate action, such action may be taken without a meeting by the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present. Prompt notice of such action so taken shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held.

V. M i s c e l l a n e o u s

(a)  Severability. The provisions of this Charter are severable, and if the Board of Directors shall determine that any one or more of such provisions are in conflict with applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter pursuant to paragraph (b) below, provided, however, that such determination by the Board of Directors shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination. If any provision of this Charter or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of this Charter shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(b) Amendment. This Charter may be amended from time to time in accordance with Section 7-1.2-903 of the RICBA (or any successor provision thereof).